UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 29, 2005
Date of Report (Date of earliest event reported)

A.B. WATLEY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14897	13-3911867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Broad Street, Suite 1728
New York, New York 10004
(Address of principal executive offices, including zip code)

(888) 733-9000
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 29, 2005, the Chairman of the Board of A.B. Watley Group Inc. (“Company”), the President and Vice Chairman of the Board of the Company, and a former employee of A.B. Watley Inc., a former operating subsidiary of the Company, each received “Wells Letters” from the staff of the Securities and Exchange Commission (“SEC”). In addition, on or about October 14, 2005, a former employee of the Company received a Wells Letter from the staff of the SEC. The Wells Letters stated that the staff of the SEC is considering recommending that the SEC bring civil actions against these individuals based on alleged violations of Section 17(a) of the Securities Act of 1933 (“Securities Act”); Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 thereunder; and Section 15(c) of the Exchange Act. The staff is also considering recommending that the SEC authorize the institution of administrative proceedings pursuant to Section 15(b) of the Exchange Act. Under the Wells procedure, these individuals have an opportunity to respond to the SEC before any actions are brought against them. These individuals will seek a resolution of this matter although there can be no assurance given that such resolution can or will be reached or that the ultimate impact on them or the Company will not be material. Discussions have commenced and are ongoing between the SEC and legal counsel for these individuals, the Company, and A.B. Watley Inc. with respect to the Wells Letters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.B. WATLEY GROUP INC.

By:	/s/ Robert Malin
Name: Robert Malin
Title: President

Date: January 13, 2006